PART II: OTHER INFORMATION
ITEM 6. EXHIBITS

EXHIBIT-10.1

First Merchants Corporation
Senior Management Incentive
Compensation Program
Approved March 7, 2016

I.	Purpose

The Board of Directors of First Merchants Corporation (FMC) has established an executive compensation program, which is designed to closely align the interests of executives with those of our shareholders by rewarding senior managers for achieving short-term and long-term strategic management and earnings goals, with the ultimate objective of obtaining a superior return on the shareholders’ investment.

II.	Administration

This plan will be administered solely by the Compensation and Human Resources Committee (Committee) of FMC, with supporting documentation and recommendations provided by the Chief Executive Officer (CEO) of FMC. The Committee will annually review the targets for applicability and competitiveness.

The Committee will have the authority to: (a) modify the formal plan document; (b) make the final award determinations; (c) set conditions for eligibility and awards; (d) define extraordinary accounting events in calculating earnings; (e) establish future payout schedules; (f) determine circumstances/causes for which payouts can be withheld; and (g) abolish the plan. No payout will be earned unless and until it is formally approved by the Committee.

Any award or payout made to a participant who is an “executive officer” of First Merchants Corporation, as defined in Rule 3b-7 under the Securities Exchange Act of 1934, is subject to recovery or “clawback” by First Merchants Corporation if the award or payout was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria. The Committee will determine whether a financial statement or performance metric criteria is materially inaccurate based on all the facts and circumstances.

III.	Covered Individuals by Officer Level/Role

A.	President and Chief Executive Officer of FMC;

B.	Executive Vice Presidents;

C.	Executive Officers, Non-Bank Presidents and Regional Presidents;

D.	Selected Senior Leadership

E.	Department Heads, Division Heads and Other Management Leadership; and

In order to receive an award, a participant must be employed at the time of the award except for conditions of death, disability or retirement.

Participants will be disqualified if their individual overall performance is rated unsatisfactory; that is, either “improvement needed” or “unacceptable.” Additional disqualifiers will be added based on the position, role and level of influence on results.

Participant lists will be reviewed annually by the Committee.

PART II: OTHER INFORMATION
ITEM 6. EXHIBITS

IV.	Implementation Parameters

A.	The FMC CEO and EVP earnings component payouts will be determined by FMC EPS calculated on a diluted GAAP basis.

B.	Payouts to participants on their respective region or line of business will be based on their actual results as compared to plan.

C.
When utilized, balanced scorecards will be tailored to each unit incorporating a specific weighting on various operating initiatives as set by the CEO, EVPs and SVP of HR. Balanced scorecard metrics are shown in Section V.

V.	Plan Structure

All payouts will be determined from the schedule as shown below Participants will be notified in writing at the beginning of the plan year which metrics will be reflected in their respective balanced scorecard.

Payout %	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%	200%
EPS	$1.70	$1.74	$1.78	$1.82	$1.86	$1.90	$1.94	$1.98	$2.02	$2.06	$2.10	$2.30
Consolidated Efficiency Ratio	n/a	61.00%	60.00%	59.00%	58.00%	57.00%	56.50%	56.00%	55.50%	55.00%	54.50%	n/a
Regional Commercial LOB Net Contribution	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Regional Commercial Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Regional Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Trust LOB Net Contribution	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Trust LOB Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Retail LOB Net Contribution	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Retail LOB Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Mortgage LOB Net Contribution	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Mortgage LOB Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Specialty Lending LOB Net Contribution	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a
Specialty Lending LOB Operating Income	n/a	n/a	85%	90%	95%	100%	105%	110%	115%	120%	125%	n/a